Exhibit 99.2
LEASE TERMINATION AGREEMENT
     THIS LEASE TERMINATION AGREEMENT (the “Agreement”) is entered into as of September 14, 2006, by and between SAN TOMAS TOWER LLC, a Delaware limited liability company (“Landlord”), and INTERVOICE, INC., a Texas corporation (“Tenant”), in the following factual context:
RECITALS:
     A. Landlord and Tenant entered into that certain Office Lease dated as of June 7, 2006 (the “Lease”), covering certain space (the “Premises”) located on the second floor of 2880 San Tomas Expressway, Santa Clara, California, which is a portion of the San Tomas Business Park (the “Project”).
     B. Tenant desires to terminate the Lease effective September 14, 2006, in consideration for making a termination payment to Landlord on the terms hereinafter provided.
     C. Landlord is agreeable to the termination of the Lease on the terms hereinafter provided.
     D. Tenant is also a tenant in another building at the Project at 2840 San Tomas Expressway (the “Existing Space”) pursuant to an Office Lease dated June 11, 1990, as amended and assigned (the “Existing Lease”).
AGREEMENT:
     NOW, THEREFORE, for and in consideration of the covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Termination Date. The Lease shall terminate at 11:59 p.m. on September 14, 2006 (the “Termination Date”). In connection with such termination of the Lease, Tenant and Landlord shall be obligated as follows:
          a. Within one (1) business day after the full execution and delivery of this Agreement by Landlord and Tenant, Tenant shall pay to Landlord the sum of $852,111.86 (the “Termination Payment”) in immediately available funds.
          b. Landlord and Tenant acknowledge that Tenant has never taken possession of or occupied the Premises, and that the Commencement Date did not occur.
          c. As additional consideration, Landlord shall be entitled to retain (i) Tenant’s Security Deposit in the amount of $25,357.94, Tenant hereby waiving any rights to the return of the Security Deposit under the Lease and under the provisions of California Civil Code Section 1950.7 with respect thereto; and (ii) Tenant’s first month’s rental in the amount of $22,530.20, which amounts were previously paid by Tenant to Landlord.

     2. Release. Upon Landlord’s receipt of the Termination Payment, except as expressly set forth in this Agreement, the parties to this Agreement and their respective parent companies, partners, affiliates, subsidiaries, directors, officers, agents, employees, successors and assigns are hereby unconditionally and fully released and discharged from any and all obligations, claims, actions, liability, past, present and future, of whatever kind or character, known or unknown, by reason of, growing out of, arising out of or existing in connection with the execution of the Lease or the performance or non-performance of any of the terms or provisions thereof, or by reason of the breach or alleged breach, or conduct or activity resulting in the breach or alleged breach, of any of the terms or provisions of the Lease. Except as expressly set forth in this Agreement, this Agreement shall fully and finally settle all demands, claims, charges, accounts or causes of action of any nature arising out of or connected with the provisions of the Lease.
     3. Statutory Waiver. Landlord and Tenant each acknowledges that it is familiar with Section 1542 of the California Civil Code which provides as follows:
A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.
Landlord and Tenant each hereby waives and relinquishes every right or benefit it may have under Civil Code Section 1542 and all other provisions of law with respect to any such claim it may have against the other party with respect to the Lease and the Premises to the full extent that it may lawfully do so. In connection with such waiver and relinquishment, Landlord and Tenant each acknowledges that it is aware that it may hereafter discover facts in addition to or different from those which it now knows or believes to be true with respect to the subject matter of this Agreement, but that it is such party’s intention hereby to fully, finally and forever settle and release all such claims, known or unknown, suspected or unsuspected, which may now exist or which have previously existed between Landlord and Tenant with respect to the Lease and the Premises. Accordingly, Landlord and Tenant each agrees that this Agreement shall be and remain in effect as a full and complete release notwithstanding the discovery or existence of any such additional or different facts.
     4. Surviving Lease Obligations. Landlord and Tenant acknowledge and agree that, notwithstanding anything to the contrary in Sections 2 and 3 above, the obligations of Landlord and Tenant set forth in the Lease which by the terms thereof survive the termination of the Lease shall indeed survive the termination of the Lease pursuant to this Agreement, including without limitation all indemnifications of Landlord by Tenant.
     5. Existing Lease. Landlord and Tenant hereby agree that the holdover term of the Existing Lease shall expire on October 31, 2006 (the “Existing Lease Expiration Date”).; provided that Tenant shall have the right to extend the Existing Lease Expiration Date for a period of one (1) month, through November 30, 2006, by giving Landlord irrevocable written notice thereof no later than October 24, 2006. Tenant’s base rent for the Existing Space through the Existing Lease Expiration Date (as it may have been extended) shall continue to be $53,361.00 per month, and Tenant shall continue to be liable for its proportionate share of Direct

Expenses (as such term is defined in the Existing Lease) and any other additional rent amounts accruing under the Existing Lease until its expiration as herein provided. All terms of the Existing Lease shall continue in full force and effect, including without limitation the surrender provisions thereof. Notwithstanding anything to the contrary herein or in the Existing Lease, Tenant shall have the right, prior to surrender of the Existing Space, to remove (i) Tenant’s personal property from the Existing Space and (ii) Tenant’s installed audio-visual equipment from the audio-visual room therein, provided that (x) Tenant surrenders the Existing Space in broom clean condition and (y) Tenant repairs at its own expense any damage to the building in which the Existing Space is located caused by such removal or by Tenant’s vacation of the Existing Space. However, Tenant shall have no obligation to restore the Existing Space to the condition it was in at the time of its delivery to Tenant.
          Landlord acknowledges that it currently holds a security deposit of $182,132.43 under the Existing Lease, which shall be returned to Tenant following the Existing Lease Expiration Date (as it may have been extended) subject to and in accordance with the terms of the Existing Lease and applicable law.
          Tenant and Landlord expressly agree that all rights and remedies available to Landlord under the Existing Lease and under applicable law shall apply in the event Tenant does not surrender the Existing Space to Landlord on the Existing Lease Expiration Date, as it may have been extended (subject to Tenant’s rights with respect to the Permitted Holdover Period, as set forth below), including without limitation the right to increase the monthly base rent thereunder as provided in Section 24 of the Existing Lease to $308,308.00 (the “Unpermitted Holdover Rent”).
          Notwithstanding anything in this Section 5 to the contrary, Landlord shall allow Tenant up to a ten (10)-day grace period after the Existing Lease Expiration Date (as it may have been extended) to complete Tenant’s vacation and surrender of the Existing Space (the “Permitted Holdover Period”) at no cost to Tenant. However, if Tenant fails to surrender the Existing Space in the required condition on or before 5:00 p.m. on November 10, 2006 (or December 10, 2006, if the Existing Lease Expiration Date has been extended as permitted by this Agreement), then Tenant shall be obligated to pay holdover rent in the amount of the Unpermitted Holdover Rent as set forth above in this Section 5 for the entire month of November, 2006 or December, 2006, as applicable (and any succeeding months of hold-over), such Permitted Holdover Period being voided by such extended unpermitted holdover.
     6. Landlord Authorization. Landlord hereby authorizes Tenant to act as its agent as set forth in Schedule 6.1 attached hereto and hereby incorporated into this Agreement.
     7. Representations and Warranties.
          a. Tenant represents and warrants that it has not made any assignment, sublease, transfer, conveyance or other disposition of (i) the Lease; (ii) its interest in the Lease; or (iii) any claim, demand, obligation, liability, action or cause of action arising under the terms of the Lease, to any person, firm, partnership, association or other entity.

          b. Landlord represents and warrants that it is the fee simple owner of the Project.
          c. Landlord further represents and warrants that it has paid all brokerage commissions and architectural and engineering fees incurred or that will become payable in connection with the Lease, except for the amount of approximately $39,400.00 claimed by Landlord’s architect.
          d. Landlord and Tenant each further represents and warrants that it has full power and authority to sign and deliver this Agreement, and the execution and delivery of this Agreement will not violate and will not constitute a default under any agreements with any third parties.
          e. Landlord and Tenant each hereby agrees to indemnify and hold harmless the other party against all actions, demands, liabilities, costs, expenses, rights of action or causes of action based on, arising out of, or in connection with, any breach of any of the foregoing representations and warranties.
     8. Due Authorization. Landlord and Tenant each covenants, warrants and represents that each individual executing or attesting this Agreement on its behalf is duly authorized to execute or attest and deliver this Agreement on behalf of such entity.
     9. Notices. Any notice or communication provided for in this Agreement must be in writing, and shall be given or be served in accordance with the notice provisions set forth in the Lease. A party hereto may change its address by at least ten (10) days’ written notice to the other party delivered in compliance with this paragraph.
     10. Attorneys’ Fees. If an action is commenced between the parties in connection with the enforcement of any provision of this Agreement, the prevailing party in that action shall be entitled to recover its costs and expenses, including reasonable attorneys’ fees.
     11. Further Assurances. Landlord and Tenant agree to perform, execute and deliver or cause to be performed, executed and delivered any and all such further acts, deeds and assurances as may be necessary to consummate the actions contemplated in this Agreement.
     12. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Landlord and Tenant and their respective successors and assigns.
     13. California Law. This Agreement shall be construed in accordance with, governed by, and shall be subject to, the laws of the State of California.
     14. Time of Essence. The parties hereto agree that time is of the essence with respect to all covenants and agreements herein.
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     15. Entire Agreement. This Agreement contains the entire agreement between the parties hereto regarding the subject matter hereof. No modifications or changes herein or hereof shall be binding upon either party hereto unless set forth in a document duly executed by or on behalf of such party. In the event of a conflict between the terms of this Agreement and the terms of the Lease or of the Existing Lease, the terms of this Agreement shall control.
     16. Defined Terms. All defined terms used and not otherwise defined herein shall have the meanings given such terms in the Lease.
     17. Invalidity. If any covenant, condition or provision herein contained is held to be invalid by final judgment of any court of competent jurisdiction, the invalidity of such covenant, condition or provision shall not in any way affect any other covenant, condition or provision herein contained.
     18. Counterparts; Facsimile Signatures. This Agreement may be executed in a number of identical counterparts which, taken together, shall collectively constitute one (1) agreement. Further, for purposes of the parties’ execution of this Agreement, it is expressly agreed that a facsimile of a party’s signature hereto shall be as valid, binding and enforceable as the original thereof, provided that originals are promptly exchanged by the parties thereafter.
     EXECUTED as of the date first set forth above.

LANDLORD:	SAN TOMAS TOWER LLC,
a Delaware limited liability company

By: /s/ Michael J. Krier
Name: Michael J. Krier
Its: Director of Black Rock Realty Advisors ITS Manager

TENANT:	INTERVOICE, INC.,
a Texas corporation

By: /s/ Craig E. Holmes
Name: Craig E. Holmes
Its: Executive Vice President and Chief Financial Officer

By: /s/ Dean C. Howell
Name: Dean C. Howell
Its: Senior Vice President, General Counsel & Secretary